UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of shareholders of United Community Banks, Inc., a Georgia corporation (“United”), was held on May 11, 2016 (the “Annual Meeting”). As of March 12, 2016, the record date of the Annual Meeting, 66,252,247 shares of United’s common stock were outstanding and entitled to vote at the Annual Meeting. A total of 58,795,927 shares of United’s common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

United’s shareholders voted on five proposals at the Annual Meeting. The final results of the votes, including the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

Proposal 1. The election of eight directors to constitute the Board of Directors to serve until the 2017 annual meeting of shareholders and until their successors are elected and qualified:

	For	Withheld	Broker Non-Votes

Robert H. Blalock	54,233,063	387,462	4,175,402
L. Cathy Cox	54,240,979	379,546	4,175,402
Kenneth L. Daniels	54,345,070	275,455	4,175,402
H. Lynn Harton	54,239,850	380,675	4,175,402
W.C. Nelson, Jr.	54,231,383	389,142	4,175,402
Thomas A. Richlovsky	54,389,449	231,076	4,175,402
Jimmy C. Tallent	54,189,063	431,462	4,175,402
Tim R. Wallis	54,212,347	408,178	4,175,402

Total:			58,795,927

Proposal 2. The approval of an amendment to the Restated Articles of Incorporation of United, as amended, to increase the number of shares of common stock, par value $1.00, available for issuance from 100,000,000 to 150,000,000:

For	Against	Abstain	Broker Non-Votes
58,026,512	747,496	21,919	—

Proposal 3. The approval of amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under such plan:

For	Against	Abstain	Broker Non-Votes
52,506,561	2,093,982	19,982	4,175,402

Proposal 4. The approval of an advisory “say on pay” resolution supporting the compensation plan for executive officers:

For	Against	Abstain	Broker Non-Votes
54,159,878	384,074	76,575	4,175,402

Proposal 5. The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for United for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
57,918,827	764,269	112,831	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and
Chief Financial Officer

Date: May 13, 2016